UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2005

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32319 (Commission File Number)	20-1296886 (IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California (Address of Principal Executive Office)		92673 (Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 10, 2005, Sunstone Hotel Investors, Inc. (“Sunstone”) issued a press release regarding its financial results for the first quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report, including the exhibit referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of Sunstone Hotel Investors, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.02.	Unregistered Sales of Equity Securities

On May 12, 2005, Sunstone exchanged all of the 750,000 outstanding shares of its Series B Cumulative Redeemable Preferred Stock for 750,000 shares of Series A Cumulative Redeemable Preferred Stock. The Series A and Series B Preferred Stock have identical terms. The surrender of the Series B Cumulative Redeemable Preferred Stock was the only consideration received by Sunstone for the newly issued shares of Series A Cumulative Redeemable Preferred Stock. This transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

Item 9.01.	Financial Statements and Exhibits

(c)	The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated May 10, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 16, 2005	By:	/s/ Jon D. Kline
Jon D. Kline Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 10, 2005.